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                                                                    SUB-ITEM 77M

                                     MERGERS

                 AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

INVESCO VAN KAMPEN EMERGING MARKETS FUND TO INVESCO DEVELOPING MARKETS FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) ("AIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Van Kampen Emerging Markets Fund (the "Target Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Developing Markets Fund (the "Acquiring Fund"), an investment portfolio of AIF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIF issued Class A, Class B, Class C, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO JAPAN FUND TO INVESCO PACIFIC GROWTH FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) ("AIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Japan Fund (the "Target Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Pacific Growth Fund (the "Acquiring Fund"), an investment portfolio of AIF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIF issued Class A, Class B, Class C, Class Y and Institutional Class shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO HEALTH SCIENCES FUND TO INVESCO GLOBAL HEALTH CARE FUND

     On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) ("AIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Special Meeting for shareholders of Invesco Health Sciences Fund (the "Target Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of the Target Fund with Invesco Global Health Care Fund (the "Acquiring Fund"), an investment portfolio of AIF (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Target Fund and AIF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the

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                                                                    SUB-ITEM 77M

corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).